Exhibit 10.5

LITIGATION TRUST AGREEMENT

Idearc Inc. et al. Litigation Trust

This Litigation Trust Agreement, effective as of December 31, 2009 (as from time and time amended, supplemented, or otherwise modified in accordance with the terms hereof, this “Litigation Trust Agreement”), by Idearc Inc. (“Idearc”) and its affiliated debtors and debtors-in-possession (together with Idearc, the “Debtors”)(1) for the benefit of the Beneficiaries (as defined herein) entitled to the Trust Assets (as defined herein), and U.S. Bank National Association, as the initial litigation trustee (the “Litigation Trustee”).

RECITALS

WHEREAS, on March 31, 2009, each of the Debtors filed with the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, a voluntary petition for relief under chapter 11 of the Bankruptcy Code (collectively, the “Cases”);

WHEREAS, on May 15, 2009, the Debtors filed the Joint Plan of Reorganization of Idearc Inc., et al., Debtors, as amended and modified, including pursuant to the First Amended Joint Plan of Reorganization of Idearc Inc., et al., Debtors, dated September 9, 2009 and the First Amended Joint Plan of Reorganization of Idearc Inc., et al., Debtors (as Modified on November 25, 2009), dated November 25, 2009 (as further amended, modified or supplemented, the “Plan”), which Plan was confirmed by the Bankruptcy Court on December 22, 2009 pursuant to the Order Confirming Plan of Reorganization for the Debtors, (the “Confirmation Order”);

WHEREAS, this Litigation Trust Agreement is the “Litigation Trust Agreement” under the Plan that is executed in order to facilitate implementation of the Plan; and

WHEREAS, under the terms of the Plan and Confirmation Order, the “Trust Assets” (as defined herein) are to be transferred free and clear of all liens, charges, claims, encumbrances and interests to the Trust created and evidenced by this Litigation Trust Agreement so that (i) the Trust Assets can be held in trust for the benefit of the Beneficiaries entitled thereto as a liquidating trust in accordance with Treasury Regulation Section 301.7701-4(d) for the objectives and purposes set forth herein and in the Plan; (ii) the Litigation Trust Rights (as defined in the Plan) can be prosecuted, settled, abandoned, or resolved as may determined by the Litigation Trustee in accordance with the terms of this Litigation Trust Agreement; (iii) the Trust Assets can be liquidated; (iv) distributions may be made to Beneficiaries in accordance with the Plan and this Litigation Trust Agreement; and (v) administrative services relating to the activities of the Trust and relating to the implementation of the Plan can be performed by the Litigation Trustee.

(1)        In addition to Idearc Inc., the following entities are debtors in these related cases: Idearc Information Services LLC, Idearc Media LLC, Idearc Media Services — East Inc., Idearc Media Services — West Inc., Idearc Media Sales — West Inc., Idearc Media Sales — East LLC, Idearc Media Sales — East Co., License Application Corporation, and Second License Application Corporation.

DECLARATION OF TRUST

NOW, THEREFORE, in order to declare the terms and conditions hereof, and in consideration of the premises and mutual agreements herein contained, the confirmation of the Plan and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtors and the Litigation Trustee have executed this Litigation Trust Agreement for the benefit of the Beneficiaries entitled to share in the Trust Assets and, at the direction of such Beneficiaries (because the Transfer of title to undivided interests in each of the Trust Assets to such Beneficiaries, and the transfer of such interests by such Beneficiaries to the Trust, would be impractical), absolutely and irrevocably hereby assign to the Litigation Trustee and its successors or assigns in trust, all right, title and interest in and to the Trust Assets, free and clear of any liens, charges, claims, encumbrances and interests, as provided for in the Plan.

TO HAVE AND TO HOLD unto the Litigation Trustee and its successors or assigns in trust, under and subject to the terms and conditions set forth herein and for the benefit of the Beneficiaries, and for the performance of and compliance with the terms hereof and of the Plan; provided, however, that upon termination of the Trust in accordance with Article XII hereof, this Litigation Trust Agreement shall cease, terminate, and be of no further force and effect, unless otherwise specifically provided for herein.

IT IS FURTHER COVENANTED AND DECLARED that the Trust Assets conveyed hereby are to be strictly held and applied by the Litigation Trustee subject to the specific terms set forth below.

ARTICLE 1

Definition and Terms

1.1           Certain Definitions.  Unless the context shall otherwise require and except as contained in this Section 1.1 or as otherwise defined herein, the capitalized terms used herein shall have the respective meanings assigned thereto in the “Definitions,” Section 1.1 of the Plan or if not defined therein, shall have the meanings assigned thereto in the applicable Section of the Plan.  For all purposes of this Litigation Trust Agreement, the following terms shall have the following meanings:

(a)           “Bankruptcy Court” means the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, presiding over the Debtors’ bankruptcy cases, or such other court as may obtain jurisdiction over the Cases.

(b)           “Beneficial Interests” means the beneficial interests in the Trust Assets that shall be allocated to the Beneficiaries pursuant to Article VI of this Litigation Trust Agreement.

(c)           “Beneficiaries” means the Credit Facility Beneficiaries and the Non-Credit Facility Beneficiaries, collectively.

(d)           “Beneficiary Sharing Ratio” shall have the meaning set forth in Section 6.1 of this Litigation Trust Agreement.

(e)           “Credit Facility Beneficiaries” means holders of Beneficial Interests allocated to Allowed Unsecured Credit Facility Claims.

(f)            “Claims Register” means a listing (i) which shall be provided to the Litigation Trustee by and certified by the Reorganized Debtors, from time to time (including whenever requested by the Litigation Trustee), setting forth the name, address, taxpayer identification number and Allowed Claim amount for each holder of an Allowed General Unsecured Claim that is a Non-Credit Facility Beneficiary, (ii) which shall be provided to the Litigation Trustee by the Administrative Agent, within ten (10) days of the effective date of this Litigation Trust Agreement, setting forth the name, address, type of Person (e.g., individual, corporation, governmental unit, etc.), taxpayer identification number (to the extent available to the Administrative Agent, it being understood that no distribution will be made to a holder of an Allowed Unsecured Credit Facility Claim until such taxpayer identification number is provided to the Litigation Trustee) and Allowed Claim amount for each holder of an Allowed Unsecured Credit Facility Claim, and (iii) which shall list the Indenture Trustee as the sole holder of the Beneficial Interests of Unsecured Note Beneficiaries.

(g)           “Court” means the Bankruptcy Court, or, if (i) the Bankruptcy Court declines to exercise jurisdiction or (ii) the Cases have been closed and are not reopened and such closure prevents the Bankruptcy Court from hearing and deciding a matter, then any other court of competent jurisdiction to which any such matter is presented.

(h)           “Exchange Act” shall have the meaning set forth in Section 6.5 of this Litigation Trust Agreement.

(i)            “Future Distributions” shall have the meaning set forth in Section 6.3(a) of this Litigation Trust Agreement.

(j)            “Initial Distribution Amount” shall have the meaning set forth in Section 7.2(b) of this Litigation Trust Agreement.

(k)           “Investment Company Act” shall have the meaning set forth in Section 6.5 of this Litigation Trust Agreement.

(l)            “Litigation Trust Advisory Committee” means a committee comprised of three (3) members, of which two (2) such members shall be appointed by the Creditors’ Committee, and one (1) member shall be appointed by the Administrative Agent.  The initial members of the Litigation Trust Advisory Committee are Ahab Capital Management, Inc (through its representative, Rebwar Berzinji) and MatlinPatterson Global Advisers LLC (through its representative, Mark Palmer), both appointed by the Creditors’ Committee, and JPMorgan Chase Bank, N.A. (through its representative, Neil Boylan), appointed by the Administrative Agent.

(m)          “Litigation Trust Agreement” means this Agreement.

(n)           “Litigation Trustee” shall mean the initial “Litigation Trustee” which is U.S. Bank National Association, and any successor Litigation Trustee pursuant to this Litigation Trust Agreement.

(o)           “LTAC Members” means the members of the Litigation Trust Advisory Committee.

(p)           “Non-Credit Facility Beneficiaries” means (i) holders of Beneficial Interests allocated to Allowed Unsecured Note Claims that have not elected treatment of such claims as Convenience Claims and (ii) holders of Beneficial Interests allocated to Allowed General Unsecured Claims that have elected to receive the Sub-Class 1 Distribution and have not elected treatment of such claims as Convenience Claims.

(q)           “Non-Credit Facility Beneficiary Sharing Ratio” shall have the meaning set forth in Section 6.1 of this Litigation Trust Agreement.

(r)            “Operating Reserve” means that certain reserve of Trust Cash to be established and maintained by the Litigation Trustee pursuant to this Litigation Trust Agreement.

(s)           “SEC” shall have the meaning set forth in Section 6.5 of this Litigation Trust Agreement.

(t)            “TIA” shall have the meaning set forth in Section 6.5 of this Litigation Trust Agreement.

(u)           “Transfer” and “Transfer Form” shall have the meanings set forth for such terms in Section 6.6 of this Litigation Trust Agreement.

(v)           “Trust” means Idearc Inc. et al. Litigation Trust under the Plan, which is the Trust established by this Litigation Trust Agreement.

(w)          “Trust Assets” means all property, rights, and privileges conveyed, assigned or otherwise transferred to the Trust or succeeded to by the Trust, including the “Litigation Trust Rights” under the Plan, plus all Trust Cash and any other payment deposited or required to be deposited with the Litigation Trustee and any investments of any such amounts.

(x)            “Trust Cash” means all cash deposited by the Debtors into the Trust on the Effective Date of the Plan, and any cash generated on or after the Effective Date of the Plan by the liquidation of the Trust Assets.

(y)           “Trust Cost” means (i) the costs, expenses, liabilities and obligations incurred by the Trust and/or the Litigation Trustee in accordance with the Plan or this Litigation Trust Agreement in administering and conducting the affairs of the Trust, and otherwise carrying out the terms of the Trust and the Plan on behalf of the Trust, including without any limitation, any taxes owed by the Trust, the fees and expenses of the Litigation Trustee and professional Persons retained by the Trust or Litigation Trustee in accordance with this Litigation Trust Agreement and the expenses and obligations otherwise defined as Trust Costs in this Litigation Trust Agreement and (ii) the reasonable, documented out-of-pocket costs and expenses incurred by the LTAC Members in the course of performing their advisory role as LTAC Members; provided, however, that Trust Costs shall not include the fees and expenses of any attorneys, advisors, consultants or other professionals retained or employed by the LTAC Members.

(z)            “Trust Register” shall have the meaning set forth in Section 6.3(a) of this Litigation Trust Agreement.

(aa)         “Unsecured Note Beneficiaries” means holders of Beneficial Interests allocated to Allowed Unsecured Note Claims that have not elected treatment of such claims as Convenience Claims.

(bb)         “Website” shall have the meaning set forth in Section 5.5(a) of this Litigation Trust Agreement.

1.2           General Construction.  As used in this Litigation Trust Agreement, the masculine, feminine and neuter genders, and the plural and singular numbers shall be deemed to include the others in all cases where they would apply.  “Includes” and “including” are not limiting and “or” is not exclusive.  References to “Articles,” “Sections” and other subdivisions, unless referring specifically to the Plan or provisions of the Bankruptcy Code, the Bankruptcy Rules, or other law, statute or regulation, refer to the corresponding Articles, Sections and other subdivisions of this Litigation Trust Agreement, and the words “herein,” “hereafter” and words of similar import refer to this Litigation Trust Agreement as a whole and not to any particular Article, Section, or subdivision of this Litigation Trust Agreement.

1.3           Incorporation of the Plan; Inconsistencies.  The Plan is hereby incorporated into this Litigation Trust Agreement and made a part hereof by this reference.  In the event any provision of this Litigation Trust Agreement is inconsistent with any provision of the Plan, this Litigation Trust Agreement shall control.

ARTICLE 2

THE TRUST

2.1           Creation of Name of Trust.  The Trust is hereby created and shall be called the “Idearc Litigation Trust.”  The Litigation Trustee shall be empowered to conduct all business and hold all property constituting the Trust Assets in such name.

2.2           Objectives.  The Trust established pursuant to this Litigation Trust Agreement is for the purpose of partially satisfying Allowed Unsecured Note Claims (who did not elect treatment of such claims as Convenience Claims), Allowed Unsecured Credit Facility Claims and those Allowed General Unsecured Claims who have elected to receive the Sub-Class 1 Distribution under the Plan, by liquidating the Trust Assets transferred to it and making distributions to the Beneficiaries as set forth herein and in the Plan.  The Trust shall have no objective of continuing or engaging in any trade or business except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Trust.  The purpose of the Trust is to provide a mechanism for the liquidation of the Trust Assets, and to distribute the proceeds thereof, net of all claims, expenses, charges, liabilities, and obligations of the Trust, to the Beneficiaries in accordance with the terms of the Plan and this Litigation Trust Agreement.  No business activities will be conducted by the Trust other than those associated with or related to the liquidation of the Trust Assets.  It is intended that the Trust be classified for federal income tax purposes as a “liquidating trust” within the meaning of section 301.7701-4(d) of the Treasury Regulations.  In furtherance of this objective, the Litigation Trustee shall, in its business judgment, make continuing best efforts to (i) dispose of or liquidate the Trust Assets and resolve claims, (ii) make timely distributions as determined by the Litigation Trustee and approved, if required, by the Court, and (iii) not unduly prolong the duration of the Trust, in accordance with this Litigation Trust Agreement.

2.3           Purposes of the Trust.  The purposes of the Trust include, but are not limited to, the following:

(a)           To make payments to the Beneficiaries as are required under the terms of the Plan and this Litigation Trust Agreement;

(b)           To marshal, liquidate, sell, abandon, and distribute Trust Assets and proceeds thereof in an expeditious but orderly manner in accordance with the terms of the Plan and this Litigation Trust Agreement;

(c)           To perform the functions and take actions provided for or permitted by this Litigation Trust Agreement and the Plan and in any other agreement executed by the Litigation Trustee for the Trust pursuant to the Plan or this Litigation Trust Agreement; and

(d)           To prosecute, settle, release, or abandon Litigation Trust Rights (as defined in the Plan) and other causes of action transferred and assigned to the Trust under the Plan as Trust Assets and to distribute the proceeds of any recoveries thereon in accordance with the terms of the Plan and this Litigation Trust Agreement.

2.4           Principal Office.  The principal office of the Trust shall be maintained by the Litigation Trustee at the following address, or such other address as the Litigation Trustee shall determine from time to time:  U.S. Bank National Association, Litigation Trustee of Idearc Litigation Trust, 1420 Fifth Avenue, 7th Floor, Seattle, WA 98101.

2.5           Title to Trust Assets.  Until the Trust terminates pursuant to the terms hereof, legal title to the Trust Assets and all property contained therein shall be vested at all times in the Trust as a separate legal entity, except where applicable law in any jurisdiction requires title to any part of the Trust Assets to be vested in the Litigation Trustee, in which case title shall be deemed to be vested in the Litigation Trustee, solely in its capacity as Litigation Trustee.  For purposes of such jurisdictions, the term Trust, as used herein or in the Plan, shall be read to mean the Litigation Trustee.

2.6           Acceptance.  The Litigation Trustee accepts the Trust imposed by this Litigation Trust Agreement and agrees to observe and perform that Trust, on and subject to the terms and conditions set forth herein and in the Plan.

2.7           Further Assurances.  The Debtors and any successor thereof will, upon reasonable request of the Litigation Trustee, execute, acknowledge and deliver such further instruments and do such further acts as may be necessary or proper to transfer to the Litigation Trustee any portion of the Trust Assets intended to be conveyed hereby in the form and manner provided for in the Plan and to vest in the Litigation Trustee the powers, instruments or funds in trust hereunder.

2.8           Incidents of Ownership.  The Beneficiaries shall be the sole beneficiaries of the Trust and the Litigation Trustee shall retain only such incidents of ownership as are necessary to undertake the actions and transactions authorized herein.

2.9           Access to Debtors’ Books, Records and Other Information.  The Debtors and any successors thereof will (a) comply in good faith with any reasonable information requests made by the Litigation Trustee or its professionals, (b) provide the Litigation Trustee and its professionals with reasonable access to the Debtors’ books and records (including electronically stored information), and (c) will take all steps reasonably necessary to preserve the Debtors’ books and records (including electronically stored information).

ARTICLE 3

THE LITIGATION TRUSTEE

3.1           Number and Qualification.  There is one Litigation Trustee of the Trust.  The initial Litigation Trustee is U.S. Bank National Association, the Person appointed by the Bankruptcy Court as Litigation Trustee in the Confirmation Order.  U.S. Bank National Association, as the initial Litigation Trustee, shall serve without bond.  The Litigation Trustee shall be entitled to engage in such other activities as the Litigation Trustee deems appropriate that are not in conflict with the interests of the Trust or the Beneficiaries.

3.2           Action by Litigation Trustee.  The Trust shall be managed by the Litigation Trustee as set forth in this Litigation Trust Agreement.

3.3           Binding Nature of Litigation Trustee’s Actions.  All actions taken and determinations made by the Litigation Trustee in accordance with the provisions of the Plan or this Litigation Trust Agreement shall be final and binding upon any and all Beneficiaries.

3.4           Term of Service.  The Litigation Trustee shall serve as the Litigation Trustee for the duration of the Trust, subject to death, resignation or removal.

3.5           Resignation.  The Litigation Trustee may resign as Litigation Trustee of the Trust by an instrument in writing delivered to the Litigation Trust Advisory Committee and the Beneficiaries at least sixty (60) days before the proposed effective date of resignation.  The Litigation Trustee shall continue to serve as Litigation Trustee after delivery of the Litigation Trustee’s resignation until the proposed effective date of such resignation, unless the Litigation Trustee and a majority of the LTAC Members consent to an earlier effective date, which earlier effective date shall be no earlier than the date of appointment of a successor Litigation Trustee in accordance with Section 3.7 hereof becomes effective.

3.6           Removal.  The Litigation Trustee may be removed from office (i) for gross negligence, willful misconduct or breach of fiduciary duty in connection with the affairs of the Trust, (ii) in the event the Litigation Trustee is an individual, for such physical or mental disability as substantially prevents the Litigation Trustee from performing the duties of Litigation Trustee hereunder, or (iii) by a vote of a majority of the LTAC Members, and in each of (i) and (ii), upon Order and finding of the Court.

3.7           Appointment of Successor Litigation Trustee.

(a)           Appointment of Successor Litigation Trustee.  In the event of a vacancy by reason of the death or removal of the Litigation Trustee or prospective vacancy by reason of resignation, a successor Litigation Trustee shall be selected by a vote of the majority of the LTAC Members.  The successor Litigation Trustee shall be appointed as soon as practicable, but in any event within sixty (60) days after the occurrence of the vacancy or, in the case of resignation, at least forty (40) days before the proposed resignation of the then acting Litigation Trustee; provided that an interim Litigation Trustee may be appointed by a vote of the majority of the LTAC Members to take any immediate or urgent actions on behalf of the Litigation Trust.

(b)           Vesting of Rights in Successor Litigation Trustee.  Every successor Litigation Trustee appointed hereunder shall execute, acknowledge, and deliver to the Trust, the retiring Litigation Trustee, and the Beneficiaries an instrument accepting such appointment subject to the terms and provisions hereof.  The successor Litigation Trustee shall provide a bond or surety to the extent required by a majority of the LTAC Members.  The successor Litigation Trustee, without any further act, deed, or conveyance shall become vested with all the rights, powers, trusts and duties of the retiring Litigation Trustee, except that the successor Litigation Trustee shall not be liable for the acts or omissions of the retiring Litigation Trustee and any predecessor Litigation Trustee(s) shall retain their rights hereunder to compensation, reimbursement of expenses and indemnification to the extent set forth herein in respect of any actions taken or omitted to be taken by any predecessor Litigation Trustee(s) while acting as Litigation Trustee.  In no event shall the retiring Litigation Trustee be liable for the acts or omissions of the successor Litigation Trustee.

3.8           Continuance of Trust.  The death, resignation, or removal of the Litigation Trustee shall not operate to terminate the Trust created by this Litigation Trust Agreement or to revoke any existing agency (other than any agency of the Litigation Trustee as the Litigation Trustee) created pursuant to the terms of this Litigation Trust Agreement or invalidate any action taken by the Litigation Trustee.  In the event of the resignation or removal of the Litigation Trustee, the Litigation Trustee shall promptly (i) execute and deliver by the effective date of resignation or removal such documents, instruments, records, and other writings as may be reasonably requested by the successor Litigation Trustee to effect termination of the resigning or removed Litigation Trustee’s capacity under this Litigation Trust Agreement and the conveyance of the Trust Assets then held by the resigning or removed Litigation Trustee to the successor Litigation Trustee; (ii) deliver to the successor Litigation Trustee all non-privileged documents, instruments, records, and other writings relating to the Trust as may be in the possession or under the control of the resigning or removed Litigation Trustee, provided, the resigning or removed Litigation Trustee shall have the right to make and retain copies of such documents, instruments, records and other writings delivered to the successor Litigation Trustee and the cost of making such copies shall be a Trust Cost to be paid by the Trust; and (iii) otherwise assist and cooperate in effecting the assumption of the resigning or removed Litigation Trustee’s obligations and functions by the successor Litigation Trustee, provided the fees and expenses of such assistance and cooperation shall be paid to the resigning or removed Litigation Trustee by the Trust as a Trust Cost.

ARTICLE 4

Powers of Litigation Trustee

4.1                                 Management Power.  The Litigation Trustee shall have control and authority over the Trust Assets, over the management and disposition thereof, and over the management of the Trust to the same extent as if the Litigation Trustee were the sole owner thereof in its own right.

4.2                                 Payment of Trust Costs.  The Litigation Trustee is authorized to pay any Trust Cost without further order of the Court, except as provided in section 4.6 hereof.

4.3                                 Court Approval of Litigation Trustee’s Actions.

(a)                                  Except as provided in the Plan or otherwise specified in this Litigation Trust Agreement, the Litigation Trustee need not obtain approval of the Bankruptcy Court or any other court in the exercise of any power, rights, or discretion conferred hereunder, or account to the Bankruptcy Court or any other court.  The Litigation Trustee shall exercise its reasonable business judgment for the benefit of the Beneficiaries in order to maximize the value of the Trust Assets and distributions, giving due regard to the cost, risk and delay of any course of action.

(b)                                 Notwithstanding the foregoing, the Litigation Trustee, in its sole discretion, shall have the right to submit to the Bankruptcy Court, or any other court of competent jurisdiction, any question or questions regarding which the Litigation Trustee may desire to have explicit approval of the Bankruptcy Court or such other court for the taking or refraining from taking of any specific action proposed to be taken by the Litigation Trustee with respect to the Trust Assets, this Trust, this Litigation Trust Agreement, the Plan, or the administration and distribution of the Trust Assets.  The Bankruptcy Court shall retain jurisdiction for such purposes and shall approve or disapprove any such proposed action upon motion by the Litigation Trustee.

(c)                                  Unless otherwise directed by the Court, notice of any motion by the Litigation Trustee under any provision of this Litigation Trust Agreement need only be given to the Litigation Trust Advisory Committee, the twenty (20) largest Beneficiaries as determined by the Litigation Trustee from the Trust Register; and any Person named in the motion; provided further that the Litigation Trustee also shall post such notice and motion on the Website.  Any such proposed action submitted to the Court for approval by motion may be approved by the Court if no Person having standing to do so objects to such motion within 20 days of the service of the motion.  If there are objections by any Person having standing to object to such action by the Litigation Trustee, the Court shall approve or disapprove such action after hearing.  Upon approval of a proposed action by the Court, the Litigation Trustee shall be authorized to take the proposed action without any liability with respect thereto.  If such action is disapproved by the Court, the Litigation Trustee shall not take such action, without any liability with respect thereto.

4.4                                 Other Powers of the Litigation Trustee.  In connection with the management and use of the Trust Assets and administration of the Trust, the Litigation Trustee’s powers, except as otherwise expressly limited in this Litigation Trust Agreement or the Plan, shall include, but not be limited, to the following:

(a)                                  To accept, preserve and protect the Trust Assets;

(b)                                 To investigate, evaluate (based on the merits, cost, and potential benefits of the claims and causes of actions and the delays in and ability to collect on the claims and causes of actions) and if appropriate, prosecute, settle, or abandon the claims or causes of action transferred to the Trust under the Plan, including without limitation, the Litigation Trust Rights;

(c)                                  To make or cause to be made distributions of Trust Cash in accordance with the terms of this Litigation Trust Agreement, the Plan, and any Order of any Court;

(d)                                 To manage, liquidate, sell, assign, transfer, or deal in any other manner with the Trust Assets or any part thereof or any interest therein;

(e)                                  To purchase insurance with such coverage and limits as he deems desirable, including, without limitation, insurance covering liabilities of the Litigation Trustee or employees, agents, and professionals of the Trust incurred in connection with their services to the Trust with insurance coverage during the term of the Trust and after termination of the Trust;

(f)                                    To, on behalf of the Trust and the Litigation Trustee, appoint, engage, employ, supervise, and compensate employees, and other Persons as may be necessary or desirable, including managers, consultants, accountants, technical, financial, real estate, or investment advisors or managers, attorneys, agents or brokers, corporate fiduciaries, or depositories (“Professionals”);

(g)                                 To open and take all actions with respect to bank accounts on behalf of, and in the name of, the Trust;

(h)                                 To invest and reinvest Trust Cash, pending distribution, and to liquidate such investments;

(i)                                     To engage in all acts that would constitute ordinary performance of the obligations of a trustee under a liquidating trust, to cause the Trust to comply with applicable laws and to file all returns of the Trust as a grantor trust for the Beneficiaries pursuant to Treasury Regulation Section 1.671-4(a) or (b) and any other tax returns that may be required with respect to the Trust;

(j)                                     To determine the manner of ascertainment of income and principal, and the apportionment of income and principal, and the apportionment between income and principal of all receipts and disbursements, and to select an annual accounting period for the Trust;

(k)                                  To appear and to participate in any proceeding before any Court with respect to any matter regarding or relating to the Trust or the Trust Assets;

(l)                                     To establish such funds, reserves, and accounts within the Trust Assets, as deemed by the Litigation Trustee in its discretion to be useful in carrying out the purposes of the Trust;

(m)                               To sue, defend and participate, as a party or otherwise in any judicial, administrative, arbitrative or other proceeding;

(n)                                 To object to any General Unsecured Claims of any holders who have elected to receive the Sub-Class 1 Distribution to the extent that (i) the Litigation Trustee reasonably determines that such claim objection is necessary or warranted and (ii) the Debtors or the Reorganized Debtors have not objected, or have advised the Litigation Trustee that they do not intend to object, to such claim on or before the date that is the 90th day after the Effective Date of the Plan;

(o)                                 To seek to equitably subordinate any Claims against the Debtors in Sub-Class 1 of Class 4 of the Plan to other Claims of Sub-Class 1 of Class 4 of the Plan; provided, however, that the Litigation Trustee shall not seek to subordinate any Allowed Unsecured Note Claims (other than claims held by Verizon or subject to section 510(b) of the Bankruptcy Code) or any Allowed Credit Facility Claim (other than claims held by Verizon);

(p)                                 To pay all fees, expenses, debts and liabilities of the Trust, including Trust Costs;

(q)                                 To execute, deliver, and perform such other agreements and documents and to take or cause to be taken any and all such other actions as he may deem necessary or desirable to effectuate and carry out the purposes of this Litigation Trust Agreement;

(r)                                    To undertake any action or perform any obligation provided for or required of the Litigation Trustee by the Plan or this Litigation Trust Agreement;

(s)                                  To terminate this Trust upon the earlier of (i) the disposition of all the Trust Assets or (ii) the fulfillment of the Trust purposes as determined by the Litigation Trustee and evidenced by the approval in writing of a majority of the Litigation Trust Advisory Committee;

(t)                                    To borrow funds to finance the investigation or prosecution of any of the Litigation Trust Rights or finance the activities of the Litigation Trustee or any other Trust Costs; and

(u)                                 To exercise such other powers and duties as necessary or appropriate in the discretion of the Litigation Trustee to accomplish the purposes of the Trust as set forth herein and in the Plan.

4.5                                 Litigation Trustee as “Representative of the Estate”.  The Litigation Trustee will directly and indirectly be a “representative of the estate” as that phrase is used in section 1123(b)(3)(B) of the Bankruptcy Code with respect to the Trust Assets, with all rights and powers attendant thereto, in addition to all rights and powers granted in the Plan and in this Litigation Trust Agreement.  The Litigation Trustee will be the successor-in-interest to the Debtors and the Estates with respect to any action pertaining to Trust Assets, which was or could have been commenced by the Debtors or the Estates prior to the Effective Date, except as otherwise provided in the Plan.  All actions, claims, rights or interest constituting Trust Assets are preserved and retained and may be enforced by the Litigation Trustee as a representative of the estate.

4.6                                 Costs and Compensation; Engagement of Professionals.

(a)                                  Costs and Compensation.

(i)                                     Compensation of the Litigation Trustee.  As compensation for services as Litigation Trustee hereunder, and any other services rendered by the Litigation Trustee in connection with the Plan or this Litigation Trust Agreement, the Litigation Trustee shall receive compensation as provided in Exhibit A attached hereto, subject to subpart (c) below.

(ii)                                  Compensation of Successor Litigation Trustee.  Any Successor Litigation Trustee shall be compensated at its normal hourly rate for the amount of time actually worked, or as otherwise agreed to between such Successor Litigation Trustee and a majority of the LTAC Members, and it shall be reimbursed for actual out of pocket expenses at cost, subject to subpart (c) below.

(iii)                               Expense Reimbursements.  All reasonable expenses of the Litigation Trustee in the performance of its respective duties hereunder, shall be reimbursed as a Trust Cost paid by the Trust, subject to subpart (c) below.

(b)                                 Fees and Expenses of Professionals.  The Litigation Trustee shall pay the reasonable fees and expenses of Professionals as a Trust Cost, subject to subpart (c) below.

(c)                                  Procedure for Payment of Litigation Trustee and Litigation Trustee’s Professionals.  The fees and expenses of the Litigation Trustee and the Litigation Trustee’s professionals shall be subject to review for reasonableness by the Litigation Trust Advisory Committee.  The Litigation Trustee and its professionals shall provide invoices for their fees and expenses to the Litigation Trust Advisory Committee.  Invoices may be, but are not required to be, provided as frequently as monthly.  If no objection is received within ten (10) days of the invoice being provided to the Litigation Trust Advisory Committee, the Litigation Trustee shall pay the fees and the expenses contained within such invoice.  Any disputes regarding the reasonableness of the Litigation Trustee’s or its professionals’ fees and expenses that are not resolved consensually shall be adjudicated by the Court.  All reasonable fees and expenses of the Litigation Trustee and its professionals shall be a Trust Cost.

(d)                                 LTAC Member’s Expenses.  The reasonable, documented out-of-pocket costs and expenses incurred by the LTAC Members incurred in the course of performing their advisory role shall be reimbursed as Trust Costs by the Trust; provided, however, that the LTAC Members shall not be reimbursed for any fees and expenses of any attorneys, advisors, consultants or other professionals retained or employed by the LTAC Members.  The fees and expenses of each LTAC Member shall be subject to review for reasonableness by the Litigation Trustee and the other LTAC Members.  Each LTAC Member may provide an invoice with evidence of its costs and expenses to the Litigation Trustee and the other LTAC Members as frequently as monthly.  If no objection is received within ten (10) days of the invoice being provided to the Litigation Trustee and the other LTAC Members, the Litigation Trustee shall pay the costs and expenses contained within such invoice.  Any disputes regarding the reasonableness of any LTAC Member’s costs and expenses that are not resolved consensually shall be adjudicated by the Court.

4.7                                 Reliance by Litigation Trustee and the LTAC Members.  The Litigation Trustee and each LTAC Member may rely, and shall be fully protected in acting or refraining from acting, on any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order or other instrument or document that the Litigation Trustee or LTAC Member has no reason to believe (x) to be other than genuine and (y) to not have been signed or presented by the proper party or parties or, in the case of facsimiles, to not have been sent by the proper party or parties, and the Litigation Trustee and the LTAC Member may conclusively rely as to the truth of the statements and correctness of the opinions expressed therein.  The Litigation Trustee may consult with counsel and any other advisor or professional advisor, and any advice or opinion of counsel or any such advisor shall constitute full and complete authorization and protection in respect of any action taken or not taken by the Litigation Trustee in accordance therewith.  The Litigation Trustee shall have the right, pursuant to Section 4.3(b), at any time to seek instructions from the Court concerning the Trust Assets, this Litigation Trust Agreement, the Plan, any other document executed in connection therewith, any rights, powers, or duties of the Litigation Trustee, or any action taken or to be taken or not taken or not to be taken by the Litigation Trustee; and such instructions given shall be full and complete authorization in respect of any action taken or not taken by the Litigation Trustee in accordance therewith.

ARTICLE 5

OBLIGATIONS OF THE LITIGATION TRUSTEE

5.1                                 Consultation with Litigation Trust Advisory Committee and Beneficiaries.  The Litigation Trustee shall consult with the Litigation Trust Advisory Committee regarding all material issues affecting the Trust, including the prosecution, settlement, or resolution of litigation, including without limitation the Litigation Trust Rights, and the disposition of Trust Assets, and shall provide the Litigation Trust Advisory Committee with periodic reports regarding the foregoing, the balances of the Operating Reserve and the Trust Cash and other related matters; provided, that (i) the timing, frequency and manner of such consultations and reports shall be mutually agreed to by the Litigation Trustee and the Litigation Trust Advisory Committee promptly following the creation of the Trust; and (ii) the Litigation Trustee shall retain sole and absolute discretion to make decisions on behalf of, and to carry out the terms of, the Trust, including, without limitation, in respect of the prosecution, settlement or resolution of any litigation brought by the Trust; provided that the Litigation Trustee shall consult with the Litigation Trust Advisory Committee prior to the settlement of any material litigation.  The Litigation Trustee also shall have the right, but not the obligation, to consult in good faith with the Beneficiaries regarding the matters identified in this Section 5.1.

5.2                                 Commingling of Trust Assets.  The Litigation Trustee shall not commingle any of the Trust Assets with its own property or the property of any other Person.

5.3                                 Books, Records and Tax Returns.  The Litigation Trustee shall be responsible for the keeping of appropriate books and records relating to the receipt and disbursement of all monies under this Litigation Trust Agreement.  The Litigation Trustee shall maintain records and books of account relating to the Trust Assets, the management thereof, and all transactions undertaken by the Litigation Trustee.  The Litigation Trustee shall also maintain records and books of account relating to all distributions contemplated under the Plan and this Litigation Trust Agreement.

5.4                                 Investment Guidelines.  Trust Cash held pending distribution, including Trust Cash held in reserves, shall, to the extent permitted by applicable law, be invested by the Litigation Trustee in (i) direct obligations of, or obligations guaranteed by, or obligations secured by, the United States of America (including without limitation United States Treasury Bills), (ii) obligations of any agency or corporation that is or may hereafter be created by or pursuant to an Act of the Congress of the United States as an agency or instrumentality thereof, or (iii) demand deposits, money market deposit accounts or short-term certificates of deposit at any bank or financial institution (which may include the Litigation Trustee if it is a bank or a financial institution) that meets certain financial standards as reasonably determined by the Litigation Trustee.  However, the scope of any such permissible investments shall be limited to include only those investments, or shall be expanded  to include any additional investments, as the case may be, that a liquidating trust, within the meaning of Treasury Regulation section 301.7701-4(d) may be permitted to hold, pursuant to any amendment or addition to the Internal Revenue Code or to the Treasury Regulations, or any modification in IRS guidelines whether set forth in IRS rulings, other IRS pronouncements, or otherwise.  Such investments shall mature in such amounts and at such times as, in the judgment of the Litigation Trustee at the times such investments are made, are necessary or desirable with a view to providing funds when needed to make payments from the Trust Assets.  Any investment purchased with the Trust Assets shall be deemed a part of the Trust Assets.  All interest distributions, dividends and proceeds received by the Litigation Trustee in respect to such investments shall be a part of the Trust Assets.

5.5                                 Access to Information by Beneficiaries.

(a)                                  The Litigation Trustee will establish and maintain a public website to make certain information available to the LTAC Members and the Beneficiaries (the “Website”).  The information available or to become available on the Website will include (i) the balance of the Trust Cash (but excluding the balance of the Operating Reserve) and (ii) a summary of the status of any claims, causes of action, lawsuits or other matters that the Litigation Trustee is pursuing, provided, that the Litigation Trustee will not be required to disclose any confidential or privileged information or any other information that may impact the ability of the Litigation Trustee and its professionals to pursue such claims, causes of action, lawsuits or other matters.  The Litigation Trustee will update the information on the Website on a monthly basis through June 30, 2010, and thereafter no less frequently than on a quarterly basis, and at any other time that the Litigation Trustee reasonably determines that there have been material developments in any of the matters, claims, causes of action, lawsuits or other matters that the Litigation Trustee is pursuing.

(b)                                 Subject to the last sentence of this Section 5.5(b), if any Beneficiary desires access to any other non-confidential and non-privileged business records of the Trust for the purpose of obtaining information relating to the management of Trust Assets, or for any purpose reasonably related to interests generally of Beneficiaries, such Beneficiary shall file with the Court and serve upon the Litigation Trustee a motion seeking such access.  If granted by the Court, such access shall be reasonably exercised during normal business hours (after at least three business days’ notice to the Litigation Trustee), shall be conditioned upon the Litigation Trustee’s fees and costs associated with providing access or information being paid by such Beneficiary, and shall be subject to such other terms and conditions as the Court may order.  Notwithstanding the foregoing, in the event of any dispute or controversy between a Beneficiary and the Litigation Trustee or the Trust, such Beneficiary must follow the discovery provisions provided by the Bankruptcy Rules, and may not exercise the rights provided by this section in lieu of legal discovery.  Nothing herein contained is intended to restrict any Beneficiary from access to the business records of the Litigation Trustee, which the Litigation Trustee in its discretion elects to provide without a Court order.

5.6                                 United States Trustee Fees and Reports.  After the Effective Date, the Trust shall pay as a Trust Cost, all fees incurred under 28 U.S.C. § 1930(a)(6), if applicable and the Trust is required to pay them, by reason of the Trust’s disbursements until the Cases are closed.  After the Effective Date, the Trust shall prepare and serve on the Office of the United States Trustee such quarterly disbursement reports for the Trust as required by the Office of the United States Trustee for as long as the Cases remain open.

5.7                                 No Implied Obligations.  No other or further covenants or obligations of the Litigation Trustee shall be implied into this Litigation Trust Agreement.  The Litigation Trustee shall not be responsible in any manner whatsoever for the correctness of any recital, statement, representation, or warranty herein, or in any documents or instrument evidencing or otherwise constituting a part of the Trust Assets.

5.8                                 Unknown Property and Liabilities.  The Litigation Trustee shall be responsible for only that property delivered to him, and shall have no duty to make, nor incur any liability for failing to make, any search for unknown property or unknown claims of Beneficiaries.

5.9                                 Trust Costs.  Except as otherwise provided in paragraph 4.6 of this Litigation Trust Agreement, the Litigation Trustee shall pay from Trust Assets all Trust Costs in full when due, or provide for payment of all Trust Costs in full through reserve, prior to making distributions to any Beneficiaries.  If the Litigation Trustee establishes reserve(s) in good faith, neither the Litigation Trustee nor its Professionals shall have any liability if any such reserve proves to be excessive or insufficient.

5.10                           Discharge of Litigation Trustee.

(a)                                  Statement of Discharge.  The Litigation Trustee shall, upon termination of the Trust or upon the Litigation Trustee’s resignation or removal, render a statement of discharge containing the following information: (i) the Trust Assets originally charged under the Litigation Trustee’s control, (ii) a summarized accounting of the Trust’s activities during the Litigation Trustee’s term of service, (iii) the ending balance of all assets and funds of the Trust as of the date of discharge, and (iv) a status report of all pending litigation involving the Trust.

(b)                                 Approval of Statement of Discharge.  The statement of discharge required by Section 5.10(a) hereof shall be presented to the Litigation Trust Advisory Committee, and upon such presentation, the Litigation Trustee (in the case of a termination of the Trust) or the withdrawing Litigation Trustee (in the case of resignation or removal of the Litigation Trustee) shall be discharged from all liability (except liability arising out of the Litigation Trustee’s gross negligence or willful misconduct) to the Trust, Beneficiaries, and all Persons for acts or omissions in the Litigation Trustee’s capacity as the Litigation Trustee or in any other capacity contemplated by this Litigation Trust Agreement or the Plan.  The expenses of preparation of the statement of discharge, including, but not limited to, any accounting expenses incurred in connection with preparation of the statement of discharge, shall be a Trust Cost.

5.11                           Personal Funds of Litigation Trustee.  The Litigation Trustee shall have no obligation to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or the exercise of any of its rights or powers under this Litigation Trust Agreement.  The Litigation Trustee shall also have no duty to investigate or prosecute claims unless the Litigation Trustee determines there is adequate funding from Trust Assets for such investigation or prosecution.

ARTICLE 6

BENEFICIARIES AND BENEFICIAL INTERESTS

6.1                                 Allocation of Beneficial Interests to Credit Facility Beneficiaries and Non-Credit Facility Beneficiaries.

(a)                                  The Litigation Trustee shall allocate to each of the Beneficiaries a beneficial interest (“Beneficial Interest”) in the Trust equal to the ratio that the amount of each Beneficiary’s Allowed Claim bears to the aggregate amount of the Allowed Claims held by the Beneficiaries in Class 4 under the Plan (the “Beneficiary Sharing Ratio”); provided that for the purposes of the Initial Distribution Amount set forth in Section 7.2(b) herein, the Beneficiary Sharing Ratio for each Non-Credit Facility Beneficiary shall equal the ratio that the amount of such Non-Credit Facility Beneficiary’s Allowed Claim bears to the aggregate amount of the Allowed Claims held by the Non-Credit Facility Beneficiaries in Class 4 under the Plan (the “Non-Credit Facility Beneficiary Sharing Ratio”).  The Debtors shall cause (i) a fully complete Claims Register to be delivered to the Litigation Trustee within ten (10) days of the effective date of this Litigation Trust Agreement, and (ii) an updated Claims Register with respect to subsequently allowed claims of holders of Allowed General Unsecured Claims that are Non-Credit Facility Beneficiaries within ten (10) days of the date of the allowance of such claims under the Plan.

(b)                                 On or prior to the effective date of this Litigation Trust Agreement, the Debtors shall certify to the Litigation Trustee and the Indenture Trustee (i) the amount of Unsecured Notes that have elected Convenience Class treatment under the Plan, (ii) that the Debtors made arrangements through the Depository Trust Clearing Corporation and/or the Depository Trust Company (together, the “DTC”) to identify the holders of such Unsecured Notes that elected Convenience Class Treatment and will cause DTC to create a new contra-CUSIP number for this Litigation Trust Agreement in order to permit the Litigation Trustee to identify the remaining holders of Allowed Unsecured Note Claims that are the ultimate beneficiaries of this Litigation Trust Agreement.

6.2                                 Representation of Beneficial Interest.  The Beneficial Interests shall be uncertificated.  The Beneficial Interests shall be represented by appropriate book entries in the Trust Register.

6.3                                 Trust Register.

(a)                                  Register of Beneficial Interests.  The Litigation Trustee shall maintain a register (the “Trust Register”), which shall (i) be based on the Claims Register (upon which the Litigation Trustee may conclusively rely, without inquiry or investigation, in preparing the Trust Register), (ii) set forth the name, address, taxpayer identification number, allowed claim amount, and any other information desired by the Litigation Trustee for each of the Beneficiaries, and (iii) permit the Litigation Trustee to determine each Beneficiary’s Beneficiary Sharing Ratio (and Non-Credit Facility Beneficiary Sharing Ratio, if applicable) for distributions to be made to Beneficiaries pursuant to this Litigation Trust Agreement.  For  subsequently Allowed claims of holders of Allowed General Unsecured Claims that are Non-Credit Facility Beneficiaries which are set forth in an updated Claims Register delivered by the Debtors to the Litigation Trustee, the Litigation Trustee, in making any distribution to Beneficiaries pursuant to this Litigation Trust Agreement after such claims have been Allowed (such distributions, “Future Distributions”), shall make up for, to the extent possible from such Future Distribution, any prior distributions the holders of such subsequently Allowed claims would have received had such claims been Allowed as of the effective date of this Litigation Trust Agreement.  The Litigation Trustee shall not be required to reserve for any such subsequently Allowed claims.  In the Trust Register, the Indenture Trustee shall be reflected as the sole holder of the Beneficial Interests of Unsecured Note Beneficiaries until the Indenture Trustee notifies the Litigation Trustee to reflect the Beneficial Interests of Unsecured Note Beneficiaries differently in the Trust Register.

(b)                                 Location of Trust Register.  The Litigation Trustee shall cause the Trust Register to be kept at the office of the Litigation Trustee or at such other place or places that shall be designated by the Litigation Trustee from time to time.

(c)                                  Access to Register by Beneficiaries.  The LTAC Members and the Beneficiaries and their duly authorized representatives shall have the right, upon reasonable prior written notice to the Litigation Trustee, and in accordance with reasonable regulations prescribed by the Litigation Trustee, to inspect and at the expense of the Beneficiary make copies of the public portions of the Trust Register that are not protected from disclosure by applicable privacy or other laws or regulations, in each case for a purpose reasonably related to such Beneficiary’s Beneficial Interest in the Trust.

(d)                                 Absolute Owners.  The Litigation Trustee may deem and treat the Beneficiary of record in the Trust Register as the absolute owner of such Beneficial Interests for the purpose of receiving distributions and payment thereon or on account thereof and for all other purposes whatsoever.

6.4                                 Limitations of Liability of the Beneficiaries.  The Beneficiaries shall not have any liability for the performance of this Litigation Trust Agreement or for the actions or inaction of the Litigation Trustee or the Trust.

6.5                                 Securities Law Registration.  Although it is intended that the Beneficial Interests shall not constitute “securities,” to the extent the Beneficial Interests are deemed to be “securities,” the issuance of Beneficial Interests to the Beneficiaries under the Plan and hereunder shall be exempt, pursuant to section 1145 of the Bankruptcy Code, from registration under the Securities Act of 1933, as amended and any applicable state and local laws requiring registration of securities.  If the Litigation Trustee determines, with the advice of counsel, that the Litigation Trust is required to comply with registration and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Trust Indenture Act of 1939, as amended (the “TIA”), or the Investment Company Act of 1940, as amended (the “Investment Company Act”), then the Litigation Trustee shall, after consultation with the Litigation Trust Advisory Committee, take any and all actions to comply with such registration and reporting requirements, if any, and file periodic reports with the Securities and Exchange Commission (the “SEC”) to the extent required by law.

6.6                                 Transfer of Beneficial Interests.  Subject to compliance with the terms of this Section 6.6, each Beneficiary shall be permitted to transfer or assign its Beneficial Interest (each, a “Transfer”); provided that a Beneficiary shall not transfer its Beneficial Interest to any Person that, at the time of such Transfer, is a defendant in any pending action or suit that is being pursued by the Litigation Trustee.  A Transfer shall only be effective upon the execution and delivery to the Litigation Trustee of a properly completed Transfer form for the Transfer of Beneficial Interests in the Trust (substantially in the form attached hereto as Exhibit B, together with any additional information reasonably requested by the Litigation Trustee, the “Transfer Form”).  Upon receipt of such properly completed Transfer Form, the Litigation Trustee shall amend and update the Trust Register to reflect such Transfer.

ARTICLE 7

DISTRIBUTION OF THE TRUST ASSETS

7.1                                 Establishment of a Reserve.  The Litigation Trustee shall establish an Operating Reserve funded initially in an amount of $2,500,000.  The Operating Reserve may be modified, from time to time, in the reasonable discretion of the Litigation Trustee, with Trust Cash, in an amount determined by the Litigation Trustee to be reasonably necessary to pay existing and anticipated Trust Costs, to fund litigation, to fund contingent liabilities, and to otherwise conduct the affairs and to satisfy existing and anticipated liabilities and obligations of the Trust.  If the amount of the Operating Reserve to be established or maintained is determined in good faith by the Litigation Trustee, neither the Litigation Trustee nor its Professionals shall have any liability if such Operating Reserve proves to be excessive or insufficient.

7.2                                 Distributions to Beneficiaries.

(a)                                  Distributions Generally.  The Litigation Trustee shall only make distributions from available Trust Cash and not from any other form of Trust Assets.  The Litigation Trustee shall make such distributions at such time or times as the Litigation Trustee believes there is sufficient Trust Cash available for distribution to Beneficiaries to warrant a distribution and may establish a record date for each distribution so that only Beneficiaries of record in the Trust Register on the established record date are entitled to receive such distribution.  The Litigation Trustee may withhold from amounts distributable to any Person any and all amounts, determined in the Litigation Trustee’s reasonable sole discretion, to be required by law, regulation, ruling, directive or other governmental requirement.

(b)                                 Distributions to Beneficiaries.  Each Beneficiary shall be entitled to receive on a distribution date its share of Trust Cash distributed by the Litigation Trustee to Beneficiaries based on such Beneficiary’s Beneficiary Sharing Ratio in effect at the time of the distribution, provided that (i) the first $30,000,000 of Trust Cash made available for distribution (the “Initial Distribution Amount”) shall be allocated and payable only to the Non-Credit Facility Beneficiaries, and (ii) each Non-Credit Facility Beneficiary shall receive its share of the Initial Distribution Amount based on its respective Non-Credit Facility Beneficiary Sharing Ratio in effect at the time of distributions of any part or all of the Initial Distribution Amount.  For the avoidance of doubt, the Credit Facility Beneficiaries will not be entitled to receive any portion of the Initial Distribution Amount.  Each Beneficiary, including each Credit Facility Beneficiary, shall be entitled to receive its share of distributions to Beneficiaries in excess of the Initial Distribution Amount based on such Beneficiary’s Beneficiary Sharing Ratio in effect at the time of the distribution.

(c)                                  Place and Manner of Payments or Distributions.  On a distribution date, the Litigation Trustee shall make distributions to the Beneficiaries  as follows:

(i)                                     All distributions to Unsecured Note Beneficiaries (“Note Distributions”) shall be made (x) to the Indenture Trustee, or (y) if the Indenture Trustee consents, by payment to the Indenture Trustee of any fees and expenses of the Indenture Trustee or its counsel, and by payment of the remainder of the Note Distributions (after deducting any such amount paid to the Indenture Trustee) by the Litigation Trustee directly to the DTC, or any successor thereto, for distribution to Unsecured Note Beneficiaries; and

(ii)                                  All distributions to any other Beneficiary shall be made by the Litigation Trustee based upon the Trust Register in effect at the time of the distribution.

(d)                                 Unclaimed Distributions.

(i)                                     If a distribution to any Beneficiary is returned as undeliverable, the Litigation Trustee shall use the following procedure to determine such Beneficiary’s then current address: (i) send the distribution twice to the last known address of the Beneficiary; (ii) if the distribution is returned, to contact the post office of the last known address to determine if such Beneficiary has left a forwarding address, and if so, to send the distribution to such forwarding address.

(ii)                                  If such Beneficiary cannot be located within 6 months after the foregoing procedures have been followed, (a) such Person shall no longer be deemed to be a Beneficiary, (b) any Trust Assets, Trust Cash and interest and proceeds thereon allocable to such Person, net of any allocable portion of taxes paid by the Trust, shall become part of the Trust Assets free and clear of and from any claim to such property by or on behalf of such Person (who shall be deemed to have released such claim or interest) and shall be distributed to the other Beneficiaries as provided in this Litigation Trust Agreement, and (c) the Trust Register shall be amended and updated to reflect the removal of such Person as a Beneficiary.

ARTICLE 8

TAX MATTERS

8.1                                 Tax Treatment and Tax Returns.  It is intended for the initial transfer of the Trust Assets to the Trust to be treated for federal income tax purposes (and foreign, state, local tax purposes where applicable) as if the Debtors transferred the Trust Assets to the Beneficiaries and then, immediately thereafter, the Beneficiaries transferred the Trust Assets to the Trust.  Consistent with such treatment, (i) it is intended that the Trust will be treated as a grantor trust for federal income tax purposes (and foreign, state, and local income tax purposes where applicable), (ii) it is intended that the Beneficiaries will be treated as the grantors (i.e., owners) of the Trust for federal income tax purposes (and foreign, state, and local income tax purposes where applicable), and (iii) the Litigation Trustee shall file all federal income tax returns (and foreign, state, and local income tax returns where applicable) for the Trust as a grantor trust pursuant to Treasury Regulation Section 1.671-4(a).

8.2                                 Withholding.  The Litigation Trustee may withhold from any amount distributed from the Trust to any Beneficiary such sum or sums as are required to be withheld under the income tax laws of the United States or of any state or political subdivision thereof.

ARTICLE 9

STANDARD OF CARE, INDEMNIFICATION OF THE LITIGATION TRUSTEE

AND MEMBERS OF THE LITIGATION TRUST ADVISORY COMMITTEE

9.1                                 Standard of Care.  The Litigation Trustee, acting in the capacity as the Litigation Trustee or in any other capacity contemplated by this Litigation Trust Agreement or the Plan, and each LTAC Member shall not be personally liable to the Trust or to any Person (including Beneficiaries) in connection with the affairs of the Trust, unless it is ultimately determined by order of the Court that the Litigation Trustee’s or the LTAC Member’s, as applicable, respective acts or omissions constituted willful misconduct or gross negligence.  The employees, agents and Professionals retained by the Trust or the Litigation Trustee shall not be personally liable to the Trust or any other Person in connection with the affairs of the Trust, unless it is ultimately determined by order of the Court that such acts or omissions by such employee, agent, or Professional constituted willful misconduct or gross negligence.  The Litigation Trustee shall not be personally liable to the Trust or to any Person for the acts or omissions of any employee, agent or Professional of the Trust or the Litigation Trustee, unless it is ultimately determined by order of the Court that the Litigation Trustee acted with gross negligence or willful misconduct in the selection, retention, or supervision of such employee, agent or Professional of the Trust.

9.2                                 Indemnification.  The Litigation Trustee (including each former Litigation Trustee) and each LTAC Member shall be indemnified by the Trust against and held harmless by the Trust from any losses, claims, damages, liabilities or expenses (including, without limitation, attorneys’ fees, disbursements, and related expenses) to which the Litigation Trustee or LTAC Member may become subject or may incur in connection with any action, suit, proceeding, claim or investigation brought or threatened against the Litigation Trustee in the Litigation Trustee’s capacity as Litigation Trustee or against the LTAC Member in the LTAC Member’s capacity as a LTAC Member, or in connection with any matter arising out of or related to the Plan, this Litigation Trust Agreement, or the affairs of the Trust, unless it is ultimately determined by order of the Court that the Litigation Trustee’s or the LTAC Member’s, as applicable, respective acts or omissions constituted willful misconduct or gross negligence.  If the Litigation Trustee or LTAC Member becomes involved in, or there is brought or threatened against the Litigation Trustee or LTAC Member, any action, suit, proceeding, claim or investigation in the Litigation Trustee’s capacity as Litigation Trustee or against the LTAC Member in the LTAC Member’s capacity as an LTAC Member, or in connection with any matter arising out of or related to the Plan, this Litigation Trust Agreement or the affairs of the Trust, for which an indemnification obligation could arise, the Litigation Trustee or LTAC Member, as applicable, shall promptly notify the Beneficiaries.  The Trust shall periodically advance or otherwise reimburse on demand the Litigation Trustee’s or the LTAC Member’s, as applicable, reasonable legal and other expenses (including, without limitation, the cost of any investigation and preparation and attorney fees, disbursements, and related expenses) incurred in connection therewith as a Trust Cost, but the Litigation Trustee or the LTAC Member, as applicable, shall be required to repay promptly to the Trust the amount of any such advanced or reimbursed expenses paid to the Litigation Trustee or the LTAC Member, as applicable, to the extent that it shall be ultimately determined by Final Order that the Litigation Trustee or LTAC Member, as applicable, engaged in willful misconduct or gross negligence in connection with the affairs of the Trust with respect to which such expenses were paid.  The Trust shall indemnify and hold harmless the employees, agents and Professionals of the Trust, the Litigation Trust Advisory Committee and the Litigation Trustee to the same extent as provided in this Section 9.2 for the Litigation Trustee.  The provisions of this Section 9.2 shall remain available to any former Litigation Trustee (and its employees, agents and Professionals), LTAC Member and the estate of any decedent Litigation Trustee, LTAC Member or any employees, agents or Professionals of the Litigation Trustee (or of any former Litigation Trustee).  The indemnification provided hereby shall be a Trust Cost.

ARTICLE 10

SUPPLEMENTS AND AMENDMENTS TO LITIGATION TRUST AGREEMENT

10.1                           Supplements and Amendments.  This Litigation Trust Agreement may not be amended, supplemented or otherwise modified, except by an instrument in writing signed by the Litigation Trustee and (i) by a written consent of the majority in dollar amount, or the affirmative vote of the majority in dollar amount of those voting, of the Beneficiaries approving any such amendment, supplement or modification, or (ii) an order entered by the Court, after notice and hearing, approving such amendment, supplement or modification; provided, that, any non-material amendments, supplement or modifications may be implemented by an instrument in writing signed by the Litigation Trustee and a majority of the LTAC Members.  The Litigation Trustee may amend this Litigation Trust Agreement, in accordance with and subject to the procedures of this Section 10.1, to make such changes as are deemed necessary or appropriate by the Litigation Trustee, with the advice of counsel, to ensure that the Litigation Trust is not subject to registration or reporting requirements of the Exchange Act, the TIA or the Investment Company Act; provided that no such amendments shall restrict or limit the ability of a Beneficiary to transfer or assign its Beneficial Interest in accordance with and subject to the procedures of Section 6.6.  This Litigation Trust Agreement may not be amended to alter the allocation of the Beneficial Interests, the calculation of the Beneficiary Sharing Ratio or the Non-Credit Facility Beneficiary Sharing Ratio, or the rights to distributions of Trust Cash on account of the Beneficial Interests.

10.2                           Discretion as to Execution of Documents.  Prior to executing any document required to be executed by it pursuant to the terms of Section 10.1 hereof, the Litigation Trustee shall be entitled to receive an opinion of its counsel reasonably acceptable to the Litigation Trustee to the effect that the execution of such document is authorized hereunder and that the conditions set forth in Section 10.1 have been satisfied.  If in the reasonable opinion of the Litigation Trustee any such document adversely affects any right, duty, immunity or indemnity in favor of the Litigation Trustee hereunder, the Litigation Trustee may in its discretion decline to execute such document.

10.3                           Distribution of Documents.  Promptly after the execution by the Litigation Trustee of any document entered into pursuant to Section 10.1 hereof, the Litigation Trustee shall deliver a copy thereof to the Beneficiaries, but the failure of the Litigation Trustee to deliver such a copy shall not impair or affect the validity of such document.

ARTICLE 11

TERMINATION

11.1                           Duration.  The Trust shall terminate upon the earlier of (i) the disposition of all the Trust Assets; or (ii) fulfillment of the Trust purposes as determined by the Litigation Trustee and evidenced by the approval in writing of a majority of the Litigation Trust Advisory Committee.

11.2                           Distribution of Trust Assets.  If permitted under the applicable law and not contrary to the classification of the Trust as a liquidating trust and a pass-through entity under applicable income tax law, the Litigation Trustee may distribute interests in the Trust Assets, or contribute the Trust Assets to another Person and then distribute interest in such Person to the Beneficiaries.  After all liabilities of the Trust have been satisfied or duly provided for, such remaining Trust Assets shall be distributed to Beneficiaries as a final distribution in accordance with the terms of this Litigation Trust Agreement.

ARTICLE 12

MISCELLANEOUS

12.1                           Trust Irrevocable.  Except as set forth in this Litigation Trust Agreement, establishment of the Trust by this Litigation Trust Agreement shall be irrevocable and shall not be subject to revocation, cancellation or rescission by the Beneficiaries.

12.2                           Bankruptcy of Beneficiaries.  The dissolution, termination, bankruptcy, insolvency or other similar incapacity of any Beneficiary shall not (i) operate to terminate this Litigation Trust Agreement or dissolve the Trust, (ii) entitle any Beneficiary’s legal representatives to take any action in any court for winding up of the Trust, or (iii) otherwise affect the rights, obligations, and liabilities of the parties hereto.  No creditor or any Beneficiary shall have the right to obtain possession of, or exercise legal or equitable remedies with respect to, the Trust Assets.  Nothing in Section 12.2 shall prevent the transfer of any Beneficiary’s interest in the Trust.

12.3                           Beneficiaries have No Legal Title to Trust Assets.  No Beneficiary shall have legal title to any part of the Trust Assets; provided, however, that the Beneficiaries shall have the beneficial interest in the Trust Assets.  Nothing in this section 12.3 shall operate to terminate this Litigation Trust Agreement or the Trust hereunder or entitle any successors or transferees of such Beneficiary to an accounting or to the transfer of legal title to any part of the Trust Assets.

12.4                           Litigation Trust Agreement for Benefit of Parties Only.  Nothing herein, whether expressed or implied, shall be construed to give any Person other than the Litigation Trustee, the Litigation Trust Advisory Committee, the LTAC Members and the Beneficiaries any legal or equitable right, remedy or claim under or in respect of this Litigation Trust Agreement.  The Trust Assets shall be held for the sole and exclusive benefit of the Beneficiaries.

12.5                           Preservation of Privilege.  In connection with the rights, claims, and causes of action that constitute the Trust Assets, any attorney-client privilege, work-product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) shall vest in the Litigation Trustee and its representatives, and the Debtors, the Reorganized Debtors and the Litigation Trustee are authorized to take all necessary actions to effectuate the transfer of such privilege.  The Trustee and the Litigation Trust Advisory Committee shall have a joint and common interest, and, as such, all communications (whether written or oral) among the Litigation Trustee and each LTAC Member, and/or their respective representatives or advisors, shall be protected from disclosure.  The Trustee, the Litigation Trust Advisory Committee, and the Debtors and Reorganized Debtors also shall have a joint and common interest with respect to the Litigation Trust Rights, and, as such, all communications (whether written or oral) among any or all of the Litigation Trustee, any LTAC Member and any Debtor or Reorganized Debtor, and/or their respective representatives or advisors, related to the Litigation Trust Rights shall be protected from disclosure.

12.6                           Notices.  All notices, directions, instructions, confirmations, consents and requests required or permitted by the terms hereof shall, unless otherwise specifically provided herein, be in writing and may be sent by first class mail, facsimile, overnight mail or in the case of mailing to a non-United States address, air mail, postage prepaid, addressed to:

(a)                                  If to the Litigation Trustee:

U.S. Bank National Association
1420 Fifth Avenue, 7th Floor
Seattle, WA 98101
Attn: Ms. Diana Jacobs
Facsimile:  (206) 344-4632

(b)                                 If to Beneficiaries, to the addresses contained in the Trust Register.

(c)                                  If to the Debtors:

Idearc Inc.

Attn:  General Counsel

2200 West Airfield Drive

DFW Airport, TX  75261

Facsimile: (972) 453-6829)

with a copy to:

Fulbright & Jaworski L.L.P.

Attn: Toby L. Gerber

2200 Ross Avenue - Suite 2800

Dallas, Texas  75201

Facsimile: (214) 855-8200

(d)                                 If to the LTAC Members appointed by the Creditors’ Committee:

Ahab Capital Management, Inc.
Attn: Rebwar Berzinji
299 Park Avenue, 17th Floor
New York, NY  10171
Facsimile: (212) 653-1099

and

MattlinPatterson Global Advisers LLC
Attn: Mark Palmer
520 Madison Avenue, 35th Floor
New York, NY  10022
Facsimile: (212) 651-4011

(e)                                  If to the LTAC Member appointed by the Administrative Agent:

JPMorgan Chase Bank, N.A.

Attn:  Neil Boylan

277 Park Avenue, 8th Floor

New York, NY  10017

Facsimile: (212) 622-4556

with a copy to:

Simpson Thacher & Bartlett LLP

Attn:  Steven M. Fuhrman, Esq.
425 Lexington Avenue
New York, NY  10017

Facsimile: (212) 455-2502

Notice mailed shall be effective on the date mailed or sent.  Any Person may change the address at which it is to receive notices under this Litigation Trust Agreement by furnishing written notice pursuant to the provisions of this Section 12.6 to the entity to be charged with knowledge of such change; provided, however, that distributions to Beneficiaries shall nonetheless be made as specified in Section 7.2(c) hereof without regard to any such notice.

12.7                           Severability.  Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in another jurisdiction.

12.8                           Amendments, Waivers, etc.  No term or provision hereof may be amended, waived, discharged or terminated orally.  A term or provision hereof may be amended, waived, discharged or terminated only by an instrument in writing entered into in compliance with the terms hereof, and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

12.9                           Counterparts.  This Litigation Trust Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

12.10                     Binding Effect, etc.  All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Trust, the Litigation Trustee, and the Beneficiaries, and their respective successors and assigns.  Any notice, direction, consent, waiver or other instrument or action by any Beneficiary shall bind its successors and assigns.

12.11                     Headings; References.  The headings of the various Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

12.12                     Governing Law.  This Litigation Trust Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Texas, including all matters of construction, validity and performance.

12.13                     Consent to Jurisdiction.  Each of the parties hereto (and each LTAC Member from time to time, by accepting such position, and each Beneficiary from time to time, by accepting a Beneficial Interest) consents and submits to the exclusive jurisdiction of the Bankruptcy Court for any action or proceeding instituted for the enforcement and construction of any right, remedy, obligation, or liability arising under or by reason of this Litigation Trust Agreement or the Plan.

12.14                     Transferee Liabilities.  The Trust shall have no liability for, and the Trust Assets shall not be subject to, any claim arising by, through or under the Debtors except as expressly set forth in the Plan or in this Litigation Trust Agreement.  In no event shall the Litigation Trustee or the Beneficiaries have any personal liability for such claims.  If any liability shall be asserted against the Trust or the Litigation Trustee as the transferee of the Trust Assets on account of any claimed liability of, through or under the Debtor, the Litigation Trustee may use such part of the Trust Assets as may be necessary to contest any such claimed liability and to pay, compromise, settle or discharge same on terms reasonably satisfactory to the Litigation Trustee as a Trust Cost.

12.15                     Resignation of and Successors to LTAC Members.  Each LTAC Member may resign as a LTAC Member by an instrument in writing delivered to the Litigation Trustee and the other LTAC Members at least fifteen (15) days before the proposed effective date of resignation.  In the event that an LTAC Member resigns, (i) if the resigning LTAC Member was appointed by the Creditors’ Committee (or is the ultimate successor to the Creditors’ Committee’s appointee), then the remaining LTAC Member appointed by the Creditors’ Committee (or its successor) shall designate the successor to such resigning LTAC Member; and (ii) if the resigning LTAC Member was appointed by the Administrative Agent (or is the ultimate successor to the Administrative Agent’s appointee), then JPMorgan Chase Bank, N.A. shall designate its successor.  In the event that JPMorgan Chase Bank, N.A. does not designate a successor, the Litigation Trustee shall nominate a representative of a Credit Facility Beneficiary as the successor LTAC Member and such nominee shall become the successor LTAC Member if such nominee agrees to serve in such capacity and such nominee is approved by a written consent of the majority in dollar amount, or the affirmative vote of the majority in dollar amount of those voting, of the Credit Facility Beneficiaries.  In the event that both of the LTAC Members appointed by the Creditors’ Committee (or their ultimate successors) simultaneously resign or no longer are able to serve as LTAC Members, (a) the Litigation Trustee shall nominate two representatives of Unsecured Note Beneficiaries as the successor LTAC Members, and (b) such nominees shall become the LTAC Members if approved by a written consent of the majority in dollar amount, or the affirmative vote of the majority in dollar amount of those voting, of the Non-Credit Facility Beneficiaries.

IN WITNESS HEREOF, the parties hereto have caused this Litigation Trust Agreement to be duly executed by their respective officers thereunto duly authorized on the day and year first written above.

Idearc Inc.
Idearc Information Services LLC
Idearc Media LLC
License Application Corporation
Second License Application Corporation
Idearc Media Sales-East Co.
Idearc Media Sales-East LLC
Idearc Media Sales-West Inc.
Idearc Media Services-East Inc.
Idearc Media Services-West Inc.

By:	/s/ Samuel D. Jones
Samuel D. Jones,
Executive Vice President, Chief Financial Officer and Treasurer, Idearc Inc.

U.S. Bank National Association, as Litigation Trustee

By:	/s/ Diana Jacobs
Diana Jacobs, Vice President

EXHIBIT A

Corporate Trust Services Fee Schedule

Description:	Idearc, Inc. Litigation Trust
Dated:	December 12, 2009

Schedule Detail*

ACCEPTANCE FEE  (One-Time Fee) - $25,000.00

Covers review, consideration, establishment and acceptance of the trust and relevant documents. Assumes manual transfer of lender claimant records.  Legal expense billed at cost.

ANNUAL ADMINISTRATION FEE - $25,000.00

Covers the normal administration of the trust accounts, including the maintenance of proper records and performance of the duties and functions required under the terms and provisions of the trust documents Billed annually in advance.

TRANSACTIONAL FEES

Distribution processing fee per distribution/per beneficiary.  Assumes manual entry of lender claims data. - $10.00

W9 solicitation and processing, if necessary (per beneficiary/claimant). - $4.00

OTHER FEES

Administrative Time -current administrative time billing rate = $425.00

Administrative time charges will be billed at U.S. Bank’s administrative time billing rate as it is adjusted from time to time

• Review and preparation of court filings, proceedings, documents, cash flows, reporting.

• Research of trust files, documents, records, cash flows, reports.

• Communication with beneficiaries, claimants, debtors, legal counsel, others.

• Attendance at meetings, hearings, conference calls.

Direct Out of Pocket Expenses - billed at cost

Reimbursement of direct expenses associated with the performance of our duties including, but not limited to, publications, legal and travel expenses, filing fees, and tax preparation/reporting.

Other Services - varies

Charges for duties or responsibilities of an unusual nature or not provided for in this schedule — a reasonable charge will be made based on the nature of the service and the responsibility involved and these charges will be billed as a flat fee or our hourly rate then in effect, at our option.

Incentive Fees - varies

An incentive to promptly recover funds and resolve claims at reasonable amounts.  Calculated as a percentage of the recovery amounts distributed to beneficiaries (and paid at the time distributions are made) as follows:

First $100 million — 0.5%

Next $400 million — 0.45%

Next $500 million — 0.35%

Amounts over $1 billion — 0.2%

Termination Fee - $7,500.00

* Final account acceptance is subject to review of documents.  Fees are based on our understanding of the transaction and are subject to revision if the structure or situation is changed.

* Fees and charges are subject to adjustment by U.S. Bank Corporate Trust Services from time to time.

* Closing of the transaction constitutes agreement to this fee schedule, as does payment of the invoice.

* Fee schedule does not include charges for investment services outside of Trustee’s money market funds.

* Acceptance Fee and Annual Administration Fee are due at time of closing.

* All fees are nonrefundable and will not be prorated in the event of an early termination of the Trust.

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EXHIBIT B

Transfer Form

Corporate Trust Services

Attn: Default Processing (JWH)

EP-MN-WS2N

60 Livingston Avenue

St. Paul, MN 55107-2292

Idearc Litigation Trust

TRANSFER INSTRUCTIONS

The undersigned transferor, (print full name)                                                            (must match with Trust Register), a holder of beneficial interests in the Idearc Litigation Trust, hereby instructs U.S. Bank National Association, as Litigation Trustee of Idearc Litigation Trust, to transfer the beneficial interests set forth below as follows:

☐ Transferor (as currently held):

Street Address:

City, State, Zip:

Phone number:  (              )

SSN or tax identification number:

Beneficial Interest Amount Transferred:  $

Type of Entity:
(investment fund, national bank, state bank, corporation, LLC, limited partnership, individual, etc.)

☐ Transferee (new holder)*:

Name:

Street Address:

City, State, Zip:

SSN or tax identification number:

Type of Entity:
(investment fund, national bank, state bank, corporation, LLC, limited partnership, individual, etc.)

☐ Payment Instructions:

(If not completed, distributions will be made directly to Transferee at above address.)

Name of bank/broker/custodian:

Bank/broker/custodian tax ID:

Street Address:

City, State, Zip:

ABA routing number:

Account number:

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*Please provide W-9 for Transferee.

Signature of Transferor:

(date)

SIGNATURE GUARANTEE (Your signature must be Medallion guaranteed by an eligible financial institution.)

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